Exhibit 99.1

Cadre Holdings Reports Second Quarter 2022 Financial Results

Exceeds Pricing Growth Target Above Inflation, Generates Strong Adjusted EBITDA Conversion, and Increases Orders Backlog

Further Expands International Presence and Focus on High Margin Businesses with Strong Recurring Revenues and Cash Flows Following Second Accretive Acquisition Since IPO

Reaffirms 2022 Full-Year Guidance

JACKSONVILLE, Fla., August 11, 2022 – Cadre Holdings, Inc. (NYSE: CDRE) ("Cadre" or "the Company"), a global leader in the manufacturing and distribution of safety and survivability equipment for first responders, announced today its consolidated operating results for the three and six months ended June 30, 2022.

Second Quarter and June 2022 Year-to-Date Highlights

●	Net sales of $118.2 million for the second quarter; net sales of $222.6 million for the six months ended June 30, 2022
●	Gross profit margin of 36.6% for the second quarter; gross profit margin of 37.5% for the six months ended June 30, 2022
●	Net income of $4.4 million, or $0.12 per diluted share, for the second quarter; net loss of $5.7 million, or $0.16 per diluted share, for the six months ended June 30, 2022
●	Adjusted EBITDA of $18.4 million for the second quarter; Adjusted EBITDA of $32.6 million for the six months ended June 30, 2022
●	Adjusted EBITDA margin of 15.6% for the second quarter; Adjusted EBITDA margin of 14.6% for the six months ended June 30, 2022
●	Adjusted EBITDA conversion of 92% for the second quarter; Adjusted EBITDA conversion of 92 % for the six months ended June 30, 2022
●	Declared quarterly cash dividend of $0.08 per share in July 2022

“During the quarter, we took important steps to position Cadre to further enhance our leadership in providing mission-critical safety and survivability equipment, as we seek to create long-term shareholder value,” said Warren Kanders, CEO and Chairman. “During the quarter, and against a backdrop of ongoing supply chain disruptions, we exceeded our 1% pricing growth target above inflation, while drawing on our low Cap-Ex model to generate strong Adjusted EBITDA conversion. We also grew our orders backlog, as demand for our trusted products remains strong, and we continue to expect our product portfolio mix to normalize in the second half of 2022. Our entrenched positions in law enforcement, first responder and military markets continue to serve us well, and we remain focused on further implementing our resilient and proven operating model aimed at creating significant value for customers and all Cadre stakeholders, as well as driving margin expansion over the long term.”

Mr. Kanders added, “We continue to draw on our strong cash flow to capitalize on attractive opportunities, and during the second quarter we further enhanced our liquidity position with an oversubscribed secondary offering. Complementing our core organic growth initiatives, we maintain a robust acquisition pipeline and are poised to build on our significant progress to date. We are pleased with the efficient integration of the two acquisitions since our IPO, and we continue to actively evaluate and are excited about additional opportunities, consistent with our focus on high margin companies with leading market positions and strong recurring revenues and cash flows.”

Second Quarter and June 2022 Year-to-Date Operating Results

For the quarter ended June 30, 2022, Cadre generated net sales of $118.2 million, as compared to $114.6 million for the quarter ended June 30, 2021. The increase was primarily the result of recent acquisitions and increased armor demand.

For the six months ended June 30, 2022, Cadre generated net sales of $222.6 million, as compared to $225.1 million for the prior year period mainly driven by prior year US Federal and crowd control shipments.

For the quarter ended June 30, 2022, Cadre generated gross profit of $43.2 million, as compared to $48.2 million for the quarter ended June 30, 2021. For the six months ended June 30, 2022, Cadre generated gross profit of $83.4 million, as compared to $92.2 million for the prior year period.

Gross profit margin was 36.6% for the quarter ended June 30, 2022, as compared to 42.1% for the quarter ended June 30, 2021, mainly driven by amortization of inventory step-up of 101 basis points and less favorable portfolio mix, partially offset by pricing in excess of material inflation.

Gross profit margin was 37.5% for the six months ended June 30, 2022, as compared to 41.0% for the prior year period, mainly driven by amortization of inventory step-up of 60 basis points and less favorable portfolio mix, partially offset by pricing in excess of material inflation.

Net income was $4.4 million for the quarter ended June 30, 2022, as compared to net income of $6.8 million for the quarter ended June 30, 2021. The decrease resulted primarily from increased stock-based compensation expense, losses on foreign currency transactions and discrete acquisition-related expenses, partially offset by increased revenue.

Net loss was $5.7 million for the six months ended June 30, 2022, as compared to net income of $13.7 million for the prior year period, primarily as a result of increased stock-based compensation expense.

Cadre generated $18.4 million of Adjusted EBITDA for the quarter ended June 30, 2022, as compared to $20.5 million for the quarter ended June 30, 2021. Adjusted EBITDA margin was 15.6% for the quarter ended June 30, 2022, as compared to 17.9% for the prior year period.

Cadre generated $32.6 million of Adjusted EBITDA for the six months ended June 30, 2022, as compared to $40.7 million for the prior year period. Adjusted EBITDA margin was 14.6% for the six months ended June 30, 2022, as compared to 18.1% for the prior year period.

Product segment gross margin was 39.0% and 39.5% for the second quarter and first half of 2022, respectively, compared to 43.5% and 42.1% for the respective prior year periods.

Distribution segment gross margin was 18.2% and 21.4% for the second quarter and first half of 2022, respectively, compared to 25.5% and 25.4% for the respective prior year periods.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents decreased by $5.0 million from $33.9 million as of December 31, 2021 to $28.9 million as of June 30, 2022.
●	Total debt decreased by $7.1 million from $159.7 million as of December 31, 2021, to $152.6 million as of June 30, 2022.
●	Net debt (total debt net of cash and cash equivalents) decreased by $2.1 million from $125.8 million as of December 31, 2021, to $123.7 million as of June 30, 2022.
●	Capital expenditures totaled $1.4 million for the second quarter and $2.5 million for the six months ended June 30, 2022, compared with $0.7 million for the second quarter and $1.5 million for the six months ended June 30, 2021.

Secondary Offering

On June 9, 2022, Cadre completed a secondary offering in which the Company issued and sold 2,250,000 shares of common stock at a price of $23.50 per share, resulting in net proceeds to the Company of $47.0 million after underwriter discounts and commissions, fees and expenses.

On July 14, 2022, the underwriters exercised a portion of their over-allotment option and purchased an additional 300,000 shares of common stock at a price of $23.50 per share, resulting in net proceeds to the Company of $6.6 million after underwriter discounts and commissions, fees and expenses.

Acquisition of Cyalume Technologies

On May 5, 2022, Cadre announced the completion of its accretive acquisition of Cyalume Technologies, a leading manufacturer of proprietary chemical illumination solutions for military, first responder and other commercial applications. The purchase price for the acquisition was $35.7 million, net of cash acquired, subject to customary adjustments for net working capital, transaction expenses and indebtedness, and was funded through a draw on its existing credit facilities.

Dividend

On July 20, 2022, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis. Cadre's dividend payment will be made on August 12, 2022, to shareholders of record as of the close of business on the record date of August 1, 2022. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2022 Outlook

For the full year 2022, Cadre expects to generate net sales in the range of $444.0 million to $452.0 million and Adjusted EBITDA in the range of $72.5 million and $77.5 million. Cadre expects Adjusted EBITDA conversion in the range of 92-95% for the full year.

Conference Call

Cadre management will host a conference call on Thursday, August 11, 2022, at 5:00 PM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (888)-510-2553 and the dial-in number for international callers is 646-960-0473. The access code for all callers is 1410384. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through August 25, 2022. To access the replay, please dial 800-770-2030 in the U.S. or +1-647-362-9199 if outside the U.S., and then enter the access code 1410384.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety and survivability products for first responders. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin, (iv) adjusted EBITDA conversion rate and (v) LTM adjusted EBITDA. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation, changes to global, social and political economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, logistical challenges related to disruptions and delays, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in the markets in which we operate, including foreign countries. More information on potential factors that could affect the Company’s financial results are more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$28,862	$33,857
Accounts receivable, net of allowance for doubtful accounts of $817 and $645, respectively	56,521	48,344
Inventories	76,630	63,978
Prepaid expenses	6,932	10,353
Other current assets	5,956	3,171
Assets held for sale	251	278
Total current assets	175,152	159,981
Property and equipment, net of accumulated depreciation and amortization of $40,111 and $37,171, respectively	46,997	33,053
Deferred tax assets, net	8,133	7,059
Intangible assets, net	55,177	42,415
Goodwill	78,027	66,262
Other assets	5,990	3,026
Total assets	$369,476	$311,796

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$29,145	$19,328
Accrued liabilities	35,896	40,736
Income tax payable	918	1,255
Liabilities held for sale	106	128
Current portion of long-term debt	10,321	13,174
Total current liabilities	76,386	74,621
Long-term debt	142,244	146,516
Deferred tax liabilities	3,589	1,297
Other liabilities	959	722
Total liabilities	223,178	223,156

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2022 and December 31, 2021)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 37,032,271 and 34,383,350 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	4	3
Additional paid-in capital	194,704	127,606
Accumulated other comprehensive loss	(105)	(1,917)
Accumulated deficit	(48,305)	(37,052)
Total shareholders’ equity	146,298	88,640
Total liabilities, mezzanine equity and shareholders' equity	$369,476	$311,796

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$118,232	$114,561	$222,638	$225,097
Cost of goods sold	75,011	66,333	139,228	132,910
Gross profit	43,221	48,228	83,410	92,187
Operating expenses
Selling, general and administrative	32,749	31,444	86,699	59,495
Restructuring and transaction costs	1,203	1,219	1,802	1,540
Related party expense	1,112	142	1,234	295
Total operating expenses	35,064	32,805	89,735	61,330
Operating income (loss)	8,157	15,423	(6,325)	30,857
Other expense
Interest expense	(1,439)	(5,621)	(2,929)	(10,665)
Other expense, net	(756)	(485)	(961)	(529)
Total other expense, net	(2,195)	(6,106)	(3,890)	(11,194)
Income (loss) before provision for income taxes	5,962	9,317	(10,215)	19,663
(Provision) benefit for income taxes	(1,517)	(2,502)	4,495	(5,984)
Net income (loss)	$4,445	$6,815	$(5,720)	$13,679

Net income (loss) per share:
Basic	$0.13	$0.25	$(0.16)	$0.50
Diluted	$0.12	$0.25	$(0.16)	$0.50
Weighted average shares outstanding:
Basic	35,320,314	27,483,350	34,888,703	27,483,350
Diluted	35,688,620	27,483,350	34,888,703	27,483,350

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash Flows From Operating Activities:
Net (loss) income	$(5,720)	$13,679
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,380	7,020
Amortization of original issue discount and debt issue costs	367	2,029
Amortization of inventory step-up	1,344	—
Deferred income taxes	(4,594)	4,607
Stock-based compensation	26,327	—
Provision for (recoveries from) losses on accounts receivable	240	(308)
Foreign exchange loss	1,107	(267)
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(3,243)	(2,429)
Inventories	(1,461)	(7,124)
Prepaid expenses and other assets	3,616	2,292
Accounts payable and other liabilities	(345)	9,208
Net cash provided by operating activities	25,018	28,707
Cash Flows From Investing Activities:
Purchase of property and equipment	(2,473)	(1,506)
Business acquisitions, net of cash acquired	(55,039)	—
Net cash used in investing activities	(57,512)	(1,506)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	48,000	176,548
Principal payments on revolving credit facilities	(48,000)	(176,548)
Principal payments on term loans	(5,009)	(13,687)
Principal payments on insurance premium financing	(2,853)	(1,225)
Payment of capital leases	(22)	(21)
Taxes paid in connection with employee stock transactions	(6,216)	—
Proceeds from secondary offering, net of underwriter discounts	49,703	—
Deferred offering costs	(2,715)	—
Dividends distributed	(5,533)	—
Net cash provided by (used in) financing activities	27,355	(14,933)
Effect of foreign exchange rates on cash and cash equivalents	144	42
Change in cash and cash equivalents	(4,995)	12,310
Cash and cash equivalents, beginning of period	33,857	2,873
Cash and cash equivalents, end of period	$28,862	$15,183
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$241	$473
Cash paid for interest	$2,330	$8,524
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$17	$—

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Six months ended June 30, 2022
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$185,223	$47,824	$(10,409)	$222,638
Cost of goods sold	112,067	37,578	(10,417)	139,228
Gross profit	$73,156	$10,246	$8	$83,410

	Six months ended June 30, 2021
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$190,121	$47,579	$(12,603)	$225,097
Cost of goods sold	110,028	35,476	(12,594)	132,910
Gross profit	$80,093	$12,103	$(9)	$92,187

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months	Three Months Ended		Six Months Ended		Last Twelve
	December 31,	Ended March 31,	June 30,		June 30,		Months
	2021	2022	2022	2021	2022	2021	June 30, 2022
Net income (loss)	$12,661	$(10,165)	$4,445	$6,815	$(5,720)	$13,679	$(6,738)
Add back:
Depreciation and amortization	13,718	3,544	3,836	3,481	7,380	7,020	14,078
Interest expense	16,425	1,490	1,439	5,621	2,929	10,665	8,689
Provision (benefit) for income taxes	6,531	(6,012)	1,517	2,502	(4,495)	5,984	(3,948)
EBITDA	$49,335	$(11,143)	$11,237	$18,419	$94	$37,348	$12,081
Add back:
Restructuring and transaction costs(1)	3,430	599	2,203	1,219	2,802	1,540	4,692
Loss on extinguishment of debt(2)	15,155	—	—	—	—	—	15,155
Other expense, net(3)	947	205	756	485	961	529	1,379
Stock-based compensation expense(4)	355	23,723	2,818	—	26,541	—	26,896
Stock-based compensation payroll tax expense(5)	—	298	7	—	305	—	305
LTIP bonus(6)	2,162	384	174	328	558	1,280	1,440
Amortization of inventory step-up(7)	—	153	1,191	—	1,344	—	1,344
Adjusted EBITDA	$71,384	$14,219	$18,386	$20,451	$32,605	$40,697	$63,292
Less: Capital expenditures	(3,029)	(1,069)	(1,421)	(718)	(2,490)	(1,506)	(4,013)
Adjusted EBITDA less capital expenditures	$68,355	$13,150	$16,965	$19,733	$30,115	$39,191	$59,279
Adjusted EBITDA conversion rate(8)	96%	92%	92%	96%	92%	96%	94%
Adjusted EBITDA margin(9)	16.7%	13.6%	15.6%	17.9%	14.6%	18.1%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations, which primarily includes transaction costs composed of legal and consulting fees, and $1.0 million paid to Kanders & Company, Inc., a company controlled by our Chief Executive Officer, for services related to the acquisition of Cyalume, which is included in related party expense in the Company’s consolidated statements of operations and comprehensive income (loss).
(2)	Reflects losses incurred in connection with the August 2021 debt refinance.
(3)	Reflects the “Other expense, net” line item on our consolidated statement of operations. For the three and six months ended June 30, 2022 and 2021, other expense, net primarily includes losses on foreign currency transactions.
(4)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(5)	Reflects payroll taxes associated with vested stock-based compensation awards.
(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(7)	Reflects amortization expense related to the step-up inventory adjustment recorded as part of the recent acquisitions.
(8)	Reflects (Adjusted EBITDA less capital expenditures) / Adjusted EBITDA.
(9)	Reflects Adjusted EBITDA / Net Sales for the relevant periods.